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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 10, 1999 on the consolidated financial statements of CRW Financial, Inc. and Subsidiaries and to all references to our Firm included in or made a part of this registration statement.


                                                         /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  June 8, 1999